Exhibit A

Board Resolutions

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

I, Charles A. Brawley, III, hereby certify that I am the duly elected and qualified Secretary of The Lincoln National Life Insurance Company (the “Company”), that the following is a true and correct copy of a resolution adopted by the Board of Directors at their meeting of September 8, 2006, and that such resolution is in full force and effect as of the date hereof:

Amendment to Segregated Investment Accounts Authorization

06-31	RESOLVED, That, Resolution No. 93-18, adopted by the Board of Directors on May 13, 1993 relating to the authorization of segregated investment accounts, is amended in its entirety to read as follows:

“RESOLVED, That the President of the Company is hereby authorized in his discretion from time to time to establish one or more segregated investment accounts in accordance with the provisions of the Indiana Insurance Law, any one or more of such accounts which may be used for the purpose of maintaining principal and interest as guaranteed by group or individual annuity contracts, whether fixed or variable, group or individual life insurance policies, whether fixed or variable, and funding agreements issued by the Company, and for any other purpose or purposes as the President may determine and as may be appropriate under the Indiana Insurance Law;

RESOLVED, That if in the opinion of legal counsel of the Company it is necessary or desirable to register any of such accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1933, or to make application for exemption from registration, the President or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account;

RESOLVED, That the officers of the Company are authorized to take any and actions as they deem necessary or desirable to effectuate this resolution; and
RESOLVED, That any and all actions taken by the officers of the Company in accordance with this resolution prior to its effective date are ratified and confirmed in all respects.”

I Hereby Further Certify That the person specifically named below has been elected or appointed, qualified and is now serving as an officer of said Company in the capacity indicated before his name:

Office	Name

Vice President	Daniel R. Hayes

Date: July 25, 2012	/s/Charles A. Brawley, III
Charles A. Brawley, III, Secretary

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

I, Charles A. Brawley, III, hereby certify that I am a duly elected and qualified Assistant Secretary of Lincoln Life & Annuity Company of New York (the “Company”), that the following is a true and correct copy of a resolution adopted by the Board of Directors on July 24, 1996, and that such resolution is in full force and effect as of the date hereof:

96-21	RESOLVED, That the chief executive officer of Lincoln Life & Annuity Company of New York (the “Company”) is hereby authorized in his discretion from time to time to establish one or more separate investment accounts in accordance with the provisions of the New York Insurance Law, for such purpose or purposes as he may determine and as may be appropriate under the New York Insurance Law; and

RESOLVED FURTHER, That if in the opinion of legal counsel of the Company, it is necessary or desirable to register any of such accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1993, or to make application for exemption from registration, the chief executive officer or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account.

I Hereby Further Certify That the person specifically name below has been elected or appointed, qualified and is now serving as an officer of said Company in the capacity indicated before his name:

Office	Name
Vice President	Daniel R. Hayes

In Witness Whereof, I have hereunto affixed my name as Assistant Secretary and have caused the corporate seal of said Company to be hereunto affixed this 25th day of July, 2012.

/s/Charles A. Brawley, III
Charles A. Brawley, III, Assistant Secretary

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

I, Jill R. Whitelaw, hereby certify that I am the Secretary of the Lincoln Variable Insurance Products Trust (the “Trust”) and that the following is a true and correct copy of a resolution adopted by the Board of Trustees of the Trust at a meeting held on February 24, 2003, and that such resolution is in full force and effect as of the date hereof:

Authority to Execute Documents

“RESOLVED, That, in addition to the authority stated in the Trust’s bylaws, each of the President or a Vice President of any class of the Trust is authorized to enter into, execute, and deliver in the name of or on behalf of the Trust or any of its Funds,

(a)	all deeds, leases, transfers, contracts, agreements, guarantees, releases, waivers, bonds, notes checks, drafts and other obligations made, accepted or endorsed by the Trust or any of its Funds,

(b)	all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Trust or any of its Funds, and

(c)	any other trust instrument that may be deemed by such officer necessary and proper for the business of the Trust or any of its Funds, without further act or resolution of this Board, and the Secretary or any Assistant Secretary of the Trust is authorized to attest the same by his or her signature; provided, however, that this resolution shall have no effect on matters that require specific Board approval under state law or the federal securities laws.”

I further certify that Daniel R. Hayes is the duly elected and qualified President of the Trust, and as such, has authority to execute documents on behalf of the Trust.

Date: July 25, 2012	/s/ Jill R. Whitelaw
Jill R. Whitelaw, Secretary

*   *   *

4